EXHIBIT 8.1
SUBSIDIARIES
The full corporate name, jurisdiction of incorporation and registered and beneficial ownership of the issued and outstanding shares of each direct and indirect Subsidiary is as follows:

Jurisdiction of
Name of Subsidiary	Incorporation	Ownership of Securities
Mitel Networks Holdings Limited	United Kingdom	Wholly-owned by the Corporation

Mitel Networks Asia Pacific Limited	Hong Kong	Wholly-owned by the Corporation

Mitel Networks International Limited	Barbados	Wholly-owned by the Corporation

Mitel Networks Overseas Limited	Barbados	Wholly-owned by the Corporation

Mitel Networks Limited	United Kingdom	Wholly-owned by Mitel Networks Holdings Limited, which is in turn wholly-owned by the Corporation

Mitel Networks SARL	France	Wholly-owned by Mitel Networks Limited, which is in turn wholly-owned by Mitel Networks Holdings Limited, which is in turn wholly-owned by the Corporation

Mitel Networks Italia SRL	Italy	Wholly-owned by Mitel Networks Limited, which is in turn wholly-owned by Mitel Networks Holdings Limited, which is in turn wholly-owned by the Corporation

Mitel Networks, Inc.	Delaware	Wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation

Mitel Networks Germany GmbH	Germany	Wholly-owned by Mitel Networks Limited, which is in turn wholly-owned by Mitel Networks Holdings Limited, which is in turn wholly-owned by the Corporation

Mitel Telecom Limited	United Kingdom	Wholly-owned by Mitel Networks Limited, which is in turn wholly-owned by Mitel Networks Holdings Limited, which is in turn wholly-owned by the Corporation

Mitel Financial Services Limited	United Kingdom	25% owned by First Asset Finance PLC; 75% owned by Mitel Networks Limited, which is in turn wholly-owned by Mitel Networks Holdings Limited, which is in turn wholly-owned by the Corporation

Mitel Networks (México), S.A. de C.V.	Mexico	Wholly-owned by the Corporation

Mitel Comércio e Serviços do Brasil Ltda.	Brazil	Wholly-owned by the Corporation

Jurisdiction of
Name of Subsidiary	Incorporation	Ownership of Securities
Mitel U.S. Holdings, Inc.	Delaware	Wholly-owned by the Corporation

Inter-Tel Delaware Incorporated	Delaware	Wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation

Inter-Tel Netsolutions, Inc.	Texas	Wholly-owned by Inter-Tel Delaware Incorporated, which is in turn wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation

Inter-Tel Leasing, Inc.	Arizona	Wholly-owned by Inter-Tel Delaware Incorporated, which is in turn wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation

Inter-Tel Business Information Systems, Inc.	Arizona	Wholly-owned by Inter-Tel Delaware Incorporated, which is in turn wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation

Inter-Tel Technologies, Inc.	Arizona	Wholly-owned by Inter-Tel Delaware Incorporated, which is in turn wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation

Inter-Tel Lake Limited	Republic of Ireland	Wholly-owned by Inter-Tel Delaware Incorporated, which is in turn wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation

Inter-Tel Integrated Systems, Inc.	Arizona	Wholly-owned by Inter-Tel Delaware Incorporated, which is in turn wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation

Swan Solutions Limited	United Kingdom	Wholly-owned by Inter-Tel Integrated Systems, Inc., which is in turn wholly-owned by Inter-Tel Delaware Incorporated, which is in turn wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation